Exhibit 21.1

LIST OF SUBSIDIARIES

SUBSIDIARY	Jurisdiction of Organization or Incorporation
Abode Healthcare, Inc.	Delaware
Alternative Youth Services, Inc.	Delaware
BrightSpring Health Holdings Corp.	Delaware
Capital TX Investments, Inc.	Delaware
CATX Properties, Inc.	Delaware
CNC / Access, Inc.	Rhode Island
Community Advantage, Inc.	Delaware
Community Alternatives Illinois, Inc.	Delaware
Community Alternatives Indiana, Inc.	Delaware
Community Alternatives Kentucky, Inc.	Delaware
Community Alternatives Missouri, Inc.	Missouri
Community Alternatives Nebraska, Inc.	Delaware
Community Alternatives Texas Partner, Inc.	Delaware
Community Alternatives Virginia, Inc.	Delaware
Community Living, LLC	Delaware
Creative Networks LLC	Arizona
ILS Pharmacy, LLC(1)	California
Normal Life, Inc.	Kentucky
Pharmacy Corporation of America	California
PharMerica Corporation	Delaware
PharMerica Holdings, Inc.	Delaware
Phoenix Guarantor, Inc.	Delaware
Phoenix Intermediate Holdings, Inc.	Delaware
Relative Assist, Inc.	Delaware
ResCare Connecticut, Inc.	Delaware
ResCare Finance, Inc.	Delaware
ResCare Holdings, Inc.	Delaware
ResCare International, Inc.	Delaware
ResCare Minnesota, Inc.	Delaware
ResCare Pennsylvania Health Management Services, Inc.	Delaware
ResCare Pennsylvania Home Health Associates, Inc.	Delaware
ResCare Wyoming, Inc.	Delaware
Res-Care, Inc.	Kentucky
Res-Care Alabama, Inc.	Delaware
Res-Care Arizona, Inc.	Delaware
Res-Care Arkansas, Inc.	Delaware
Res-Care California, Inc.	Delaware
Res-Care Idaho, Inc.	Delaware
Res-Care Illinois, Inc.	Delaware
Res-Care Iowa, Inc.	Delaware
Res-Care Kansas, Inc.	Delaware
Res-Care New Jersey, Inc.	Delaware

Res-Care Ohio, Inc.	Delaware
Res-Care Oklahoma, Inc.	Delaware
Res-Care Premier, Inc.	Delaware
Res-Care Washington, Inc.	Delaware
Res-Care Wisconsin, Inc.	Delaware
RSCR California, Inc.	Delaware
RSCR West Virginia, Inc.	West Virginia
RWW Home & Community Rehab Services, Inc.	Delaware
RWW Outpatient Rehab Services, Inc.	Delaware
Silverton Holdings, Inc.	Delaware
Southern Home Care Services, Inc.	Delaware
SpringHealth Integrated Care, Inc.	Delaware
Tangram Rehabilitation Network, Inc.	Texas
Texas Home Management, Inc.	Delaware
Youthtrack, Inc.	Delaware

(1)	51% Pharmacy Corporation of America; 49% non-affiliate